EXHIBIT 5(a)

Friday Eldredge & Clark

3425 NORTH FUTRALL DRIVE, SUITE 103 FAYETTEVILLE, ARKANSAS 72703 TELEPHONE 501-695-2011 FAX 501-695-2147	ATTORNEYS AT LAW A LIMITED LIABILITY PARTNERSHIP www.fridayfirm.com 2000 REGIONS CENTER 400 WEST CAPITOL LITTLE ROCK, ARKANSAS 72201-3493 TELEPHONE 501-376-2011 FAX 501-376-2147	208 NORTH 5TH STREET BLYTHEVILLE, ARKANSAS 72316 TELEPHONE 870-762-2898 FAX 870-762-2918

October 3, 2003

Entergy Arkansas, Inc.
425 West Capitol, 40th Floor
Little Rock, Arkansas 72201

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3, including the exhibits thereto, which Entergy Arkansas, Inc. (the "Company") proposes to file with the Securities and Exchange Commission on or shortly after the date hereof, for (I) the registration under the Securities Act of 1933, as amended (the "Securities Act"), of $600,000,000 in aggregate principal amount of (a) its First Mortgage Bonds (the "Bonds") and/or (b) its Debt Securities (the "Debt Securities" and, collectively with the Bonds, the "Securities"); such Bonds to be issued in one or more new series, under the Company's Mortgage and Deed of Trust, dated as of October 1, 1944, with Deutsche Bank Trust Company Americas (successor to Guaranty Trust Company of New York), as Corporate Trustee (the "Mortgage Trustee"), and Stanley Burg (successor to Henry A. Theis) and (as to property, real or personal, situated or being in Missouri) BNY Trust Company of Missouri (successor to Marvin A. Mueller), as Co-Trustees, as heretofore amended and supplemented by all indentures amendatory thereof and supplemental thereto, and as it will be further amended and supplemented (the Mortgage and Deed of Trust as so amended and supplemented being hereinafter referred to as the "Mortgage"), and such Debt Securities to be issued in one or more series under an Indenture for Debt Securities (the "Indenture") between the Company and a trustee named therein (the "Indenture Trustee"); and (II) the qualification under the Trust Indenture Act of 1939, as amended, of the Mortgage and the Indenture.

Subject to the qualifications hereinafter expressed, we advise you that in our opinion:

1. The Company is a corporation duly organized and validly existing under the laws of the State of Arkansas.

2. All action necessary to make valid and legal the proposed issuance and sale by the Company of the Securities will have been taken when:

(a) the Company's Registration Statement on Form S-3, as it may be amended, shall have become effective in accordance with the applicable provisions of the Securities Act of 1933, as amended, and a supplement or supplements to the prospectus specifying certain details with respect to the offering or offerings of the Securities shall have been filed with the Commission, and the Mortgage and the Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended;

(b) appropriate orders shall have been issued by the Arkansas Public Service Commission and the Tennessee Regulatory Authority authorizing the issuance and sale of the Securities;

(c) appropriate action shall have been taken by the Board of Directors of the Company and/or by the Executive Committee thereof and/or by an Authorized Officer thereof for the purpose of authorizing the consummation of the issuance and sale of the Securities;

(d) the specific terms of the Bonds shall have been determined by supplemental indenture, board resolution, or officer's certificate and of the Debt Securities by the Indenture, board resolution, or officer's certificate; and

(e) the Securities shall have been issued and delivered for the consideration contemplated by, and otherwise in conformity with, the acts, proceedings, and documents referred to above.

3. When the foregoing steps applicable to the Securities shall have been taken, the Securities will have been legally issued and will be valid and binding obligations of the Company enforceable in accordance with their terms, except as limited by bankruptcy, insolvency, reorganization, or other laws affecting the enforcement of mortgagees' and other creditors' rights.

This opinion does not pass upon the matter of compliance with blue sky laws or similar laws relating to the sale or distribution of the Securities by underwriters.

We are members of the Arkansas Bar and do not hold ourselves out as experts on the laws of any other state.

We hereby consent to the use of this opinion as an exhibit to the Company's Registration Statement on Form S-3 and consent to such references to our firm as may be made in the Registration Statement and in the Prospectus constituting a part thereof.

Very truly yours,

/s/ Friday, Eldredge & Clark, LLP

Friday, Eldredge & Clark, LLP

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